Exhibit 99.1

                   Duratek Reports Third Quarter 2005 Results

    COLUMBIA, Md.--(BUSINESS WIRE)--Oct. 27, 2005--Duratek, Inc. (NASDAQ:DRTK) today reported net income of $2.8 million, or $0.18 per diluted share, for the three-month period ended September 30, 2005, as compared to net income of $9.3 million, or $0.63 per diluted share, for the comparable period in 2004. Revenues were $67.1 million for the three months ended September 30, 2005 compared to $77.4 million in the same period in 2004. The decrease in net income was primarily the result of losses incurred on two Federal Services contracts, lower margins realized in Commercial Services and Commercial Processing related to product mix changes, and lower revenues in Commercial Services due largely to the lower than anticipated level of new Commercial work required to offset projects completed during the year. In addition, a number of items favorably impacted the prior year third quarter net income such as higher incentive fees and equitable adjustments on certain Federal Services contracts, as well as additional revenues realized on the early termination of a Commercial Services fixed price contract. The decrease in revenues of $10.3 million for the quarter was primarily due to lower revenues generated by the Commercial Services and Federal Services businesses.
    For the nine month period ended September 30, 2005, net income was $13.0 million, or $0.85 per diluted share, as compared to net income of $18.0 million, or $1.23 per diluted share, for the comparable period in 2004. Revenues were $212.7 million for the nine months ended September 30, 2005 compared to revenues of $215.1 million for the same period in 2004. The decrease in the year-to-date net income of $5.0 million was due to the items discussed previously. The decrease in year-to-date revenues of $2.4 million was due primarily to lower revenues generated by the Commercial Services business segment offset partially by higher revenues from Federal Services.
    Robert E. Prince, President and CEO said, "Over the past four years we have realized continuous improvement of our financial results and achieved relatively consistent results when viewed on an annual basis. During this same period we have been positioning the company for improving markets for our services. Large upcoming projects supporting the Department of Energy cleanup, emerging international markets, and broadening of services we can provide to domestic commercial nuclear licensees all should present us with attractive long-term growth opportunities. Unfortunately, the timing for capturing these new federal and commercial opportunities is difficult to predict, contributing to the lower performance achieved during the third quarter and expected for the full year."
    Robert F. Shawver, Executive Vice President and CFO added, "Some major swing items explain the contrast between the record third quarter of 2004 results and this year's performance. The combination of a number of items that significantly added to last year's income, the current quarter losses incurred on two of our Federal Services projects, as well as the lower revenues overall account for most of the decrease in income. We continue to work on recovering claims on the contracts that experienced the losses as well as adding new business to increase revenues in higher margin areas."
    A conference call will be held today at 10:00 a.m. Eastern Time. Investors can listen to the conference call by logging into www.duratekinc.com or by calling 1-800-857-4830, pass code Duratek. In addition to the web cast and teleconference, the Company will be placing a presentation of the data on its website under investor relations financial report section. We encourage investors to listen to the call in addition to viewing the presentation.
    A replay of the call will be available at approximately 1:00 p.m. today through November 17, 2005 by dialing 1-866-415-3313. The web cast will be archived on the Duratek website for at least 30 days.

    Consolidated balance sheet, statement of operations, and statement of cash flows are attached.

    Duratek provides safe, secure radioactive materials disposition and nuclear facility operations for commercial and government customers.

    Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of Section 21E(i)(1) of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Duratek's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: the Company's ability to manage its commercial waste processing operations, the timing and award of contracts by the U.S. Department of Energy for the cleanup of waste sites administered by it; the acceptance and implementation of the Company's waste treatment technologies in the government and commercial sectors; and other large technical support services projects; the Company's ability to successfully add revenues from new contracts; and the timing of completing existing contracts. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in the Company's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.



                    DURATEK, INC. AND SUBSIDIARIES

                     Consolidated Balance Sheets

         (in thousands of dollars, except per share amounts)


                                          September 30,  December 31,
                                              2005           2004
                                          -------------  -------------
                 Assets                    (unaudited)        (1)
Current assets:
   Cash and cash equivalents              $         19   $     23,296
   Accounts receivable, net of allowance
    for doubtful accounts of $100 in
    2005 and $158 in 2004                       44,428         30,997
   Cost and estimated earnings in excess
    of billings on uncompleted contracts        18,906         16,715
   Prepaid expenses and other current
    assets                                       9,669         13,708
                                          -------------  -------------
      Total current assets                      73,022         84,716

Retainage                                          526          1,257
Property, plant and equipment, net              63,761         66,151
Goodwill                                        72,129         72,129
Other intangible assets                          2,953          3,747
Decontamination and decommissioning
 trust fund                                     19,375         19,050
Other assets                                    31,494         21,487
                                          -------------  -------------
      Total assets                        $    263,260   $    268,537
                                          =============  =============

  Liabilities and Stockholders' Equity
Current liabilities:
   Short-term borrowings                  $      1,750   $          -
   Current portion of long-term debt               859            858
   Accounts payable                              6,675         15,643
   Due to State of South Carolina                3,743          6,073
   Accrued expenses and other current
    liabilities                                 20,304         24,646
   Unearned revenues                             9,510         14,694
   Waste processing and disposal
    liabilities                                  5,005          6,980
                                          -------------  -------------
      Total current liabilities                 47,846         68,894

Long-term debt, less current portion            83,497         84,142
Facility and equipment decontamination
 and decommissioning liabilities                41,478         40,419
Other noncurrent liabilities                     7,541          6,756
                                          -------------  -------------
      Total liabilities                        180,362        200,211
                                          -------------  -------------

Stockholders' equity:
   Preferred stock - $0.01 par value;
    authorized 4,740,000 shares; none
    issued                                           -              -
   Series B junior participating
    preferred stock, $0.01 par value;
    100,000 shares authorized; none
    issued                                           -              -
   Common stock - $0.01 par value;
    authorized 35,000,000 shares; issued
    16,463,407 shares at September 30,
    2005 and 16,236,781 shares at
    December 31, 2004                              165            162
   Capital in excess of par value               88,379         86,784
   Deferred compensation employee stock
    trust                                        1,323          1,323
   Retained earnings (accumulated
    deficit)                                     3,931         (9,043)
   Treasury stock at cost, 1,770,306
    shares at September 30, 2005 and
    December 31, 2004                          (10,900)       (10,900)
                                          -------------  -------------
      Total stockholders' equity                82,898         68,326
                                          -------------  -------------

      Total liabilities and
       stockholders' equity               $    263,260   $    268,537
                                          =============  =============

(1) The Consolidated Balance Sheet as of December 31, 2004 has been derived from our audited Consolidated Balance Sheet included in our Annual Report on Form 10-K for the year ended December 31, 2004.


                    DURATEK, INC. AND SUBSIDIARIES

                Consolidated Statements of Operations

               (in thousands, except per share amounts)


                         Three months ended       Nine months ended
                       ----------------------- -----------------------
                        September   September   September   September
                        30, 2005    26, 2004    30, 2005    26, 2004
                       ----------- ----------- ----------- -----------
                       (unaudited)             (unaudited)
Revenues               $   67,113  $   77,403  $  212,683  $  215,140
Cost of revenues           52,706      52,561     162,442     156,659
                       ----------- ----------- ----------- -----------
   Gross profit            14,407      24,842      50,241      58,481
Selling, general and
 administrative
 expenses                   8,405       8,006      24,702      24,045
                       ----------- ----------- ----------- -----------
   Income from
    operations              6,002      16,836      25,539      34,436
Interest expense           (1,624)     (1,741)     (4,768)     (5,295)
Other income, net              13         129          54         261
                       ----------- ----------- ----------- -----------

   Income before
    income taxes and
    equity in income
    of joint ventures       4,391      15,224      20,825      29,402
Income taxes                1,690       5,941       8,030      11,467
                       ----------- ----------- ----------- -----------

   Income before
    equity in income
    of joint ventures       2,701       9,283      12,795      17,935
Equity in income of
 joint ventures               119          27         179         106
                       ----------- ----------- ----------- -----------

   Net income               2,820       9,310      12,974      18,041

Preferred stock
 dividends                      -           -           -         (60)
                       ----------- ----------- ----------- -----------
   Net income
    attributable to
    common
    stockholders       $    2,820  $    9,310  $   12,974  $   17,981
                       =========== =========== =========== ===========

Weighted average
 common stock
 outstanding:
   Basic                   14,838      14,301      14,749      14,099
                       =========== =========== =========== ===========
   Diluted                 15,344      14,844      15,294      14,659
                       =========== =========== =========== ===========
Income per share:
   Basic               $     0.19  $     0.65  $     0.88  $     1.28
                       =========== =========== =========== ===========

   Diluted             $     0.18  $     0.63  $     0.85  $     1.23
                       =========== =========== =========== ===========


                    DURATEK, INC. AND SUBSIDIARIES

                Consolidated Statements of Cash Flows

                      (in thousands of dollars)


                                               Nine months ended
                                          ----------------------------
                                          September 30,  September 26,
                                              2005           2004
                                          -------------  -------------
                                           (Unaudited)
Cash flows from operating activities:
   Net income                             $     12,974   $     18,041
   Adjustments to reconcile net income
    to net cash used in operating
    activities:
      Depreciation and amortization              7,910          8,036
      Stock compensation expense                    74             85
      Equity in income of joint
       ventures, net of distributions             (360)            86
      Changes in operating assets and
       liabilities:
         Accounts receivable, net              (13,442)         2,215
         Costs and estimated earnings in
          excess of billings on
          uncompleted contracts                (10,102)        (9,739)
         Prepaid expenses and other
          current assets                         1,632          1,547
         Accounts payable and accrued
          expenses and other current
          liabilities                          (13,554)        (7,652)
         Due to State of South Carolina         (2,330)        (8,869)
         Unearned revenues                      (5,184)        (7,161)
         Waste processing and disposal
          liabilities                           (1,975)             4
         Facility and equipment
          decontamination and
          decommissioning liabilities              734            673
         Retainage                               2,707            282
         Other                                  (1,216)        (1,074)
                                          -------------  -------------
      Net cash used in operating
       activities                              (22,132)        (3,526)
                                          -------------  -------------

Cash flows from investing activities:
   Additions to property, plant and
    equipment                                   (3,191)        (3,605)
   Other                                           (61)          (205)
                                          -------------  -------------
      Net cash used in investing
       activities                               (3,252)        (3,810)
                                          -------------  -------------

Cash flows from financing activities:
   Proceeds from borrowings under
    revolving credit facility                    1,750              -
   Proceeds from issuance of common
    stock                                        1,524          3,099
   Repayments of long-term debt                   (644)       (25,000)
   Deferred financing costs paid                  (127)           (27)
   Repayments of capital lease
    obligations                                   (396)          (220)
   Preferred stock dividends paid                    -           (114)
                                          -------------  -------------
      Net cash provided by (used in)
       financing activities                      2,107        (22,262)
                                          -------------  -------------
      Net decrease in cash                     (23,277)       (29,598)

Cash, beginning of period                       23,296         35,174
                                          -------------  -------------
Cash, end of period                       $         19   $      5,576
                                          =============  =============


Supplemental disclosure of non-cash financing activities:

During the nine months ended September 30, 2005, we entered into $1,068 in capital lease agreements to finance the purchase of machinery and computer equipment. During the nine months ended
September 26, 2004, we entered into $174 in capital lease agreements to finance the purchase of machinery and equipment.



    CONTACT: Duratek, Inc.
             Diane R.  Brown, 410-312-5100
                 or
             Robert F. Shawver, 410-312-5100
             www.duratekinc.com